Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
AAG UK Holding Limited	United Kingdom
AAG UK Parent Limited	United Kingdom
Anabasis Handelsgesellschaft GmbH	Germany
AO “Spectrum Brands” Russia	Russia
Alaska Merger Acquisition Corp.	USA (Delaware)
Applica Asia Limited.	Hong Kong
Applica Manufacturing, S. de R.L de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Aquarium Systems Manufacturer of Instant Ocean	France
Armored AutoGroup Inc.	USA (Delaware)
Armored AutoGroup Australia Pty Ltd	Australia
Armored AutoGroup HK Limited	Hong Kong
Armored AutoGroup Malaysia Sdn. Bhd	Malaysia
Armored AutoGroup Philippines Inc.	The Philippines
Armored AutoGroup Puerto Rico LLC	Puerto Rico
Armored AutoGroup Sales Inc.	USA (Delaware)
Armored Auto UK Limited	United Kingdom
Cannines Supplies de Mexico S. de R.L. de C.V.	Mexico
D.H. Haden Limited	United Kingdom
Dai Neng, Inc.	China
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Glofish LLC	USA (Delaware)
Household Products Chile Comercial Limitada	Chile
Iams Europe, B.V.	Germany
Kent Chamois Company Limited	United Kingdom
Landscape Depot LLC	USA (Texas)
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico

National Manufacturing Mexico A LLC	USA (Delaware)
National Manufacturing Mexico B LLC	USA (Delaware)
National Openings, LLC	USA (Pennsylvania)
Paula GmbH & Co. Vermietungs-KG	Germany
Petbelly International, LLC	USA (Florida)
Petco Limitada	Columbia
Petmatrix LLC	USA (New York)
PPC Industries Ltd.	BVI
Products Plus Limited	BWI
Products Plus LLC	USA (Delaware)
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Costa Rica, S.A.	Costa Rica
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	BWI
Rayovac Venezuela, S.A.	Venezuela
Remington Asia	BWI
Remington Consumer Products	United Kingdom
Remington Licensing Corporation	USA (Delaware)
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Holdings LLC	USA (Delaware)
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs Holdings Limited	United Kingdom
Russell Hobbs Limited	United Kingdom
Salix Animal Health, LLC	USA (Florida)
Salton (Aust) Pty Ltd	Australia
Salton Hong Kong Limited	Hong Kong
Salton Italia Srl.	Italy
Salton NZ Limited	New Zealand
Salton S.a.r.l.	Luxembourg

Schultz Company	USA (Missouri)
Shanghai AAG Automotive Products Trading Co. Ltd	China
Shaser, Inc.	USA (Delaware)
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Co., Ltd.	China
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited	United Kingdom
Spectrum Brands (Xiamen) Industrial Co., Ltd.	China
Spectrum Brands Appliances (Ireland) Limited	Ireland
Spectrum Brands Asia	BWI
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands Austria Gmbh	Austria
Spectrum Brands (Barbados) Financing SRL	Barbados
Spectrum Brands (Barbados) Sourcing SRL	Barbados
Spectrum Brands Benelux B.V.	Netherlands
Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda	Brazil
Spectrum Brands Bulgaria EOOD	Bulgaria
Spectrum Brands Canada, Inc.	Canada
Spectrum Brands Colombia S.A.	Columbia
Spectrum Brands Czech spol. s r.o.	Czech Republic
Spectrum Brands de Mexico, S.A. de C.V.	Mexico
Spectrum Brands Denmark A/S	Denmark
Spectrum Brands East Asia Holdings Limited	Hong Kong
Spectrum Brands Europe GmbH	Germany
Spectrum Brands Finland OY	Finland
Spectrum Brands France S.A.S.	France
Spectrum Brands HHI (Shenzhen) Co., Ltd	China
Spectrum Brands HHI (Zhongshan) Co., Ltd	China
Spectrum Brands HHI Mexico, S de RL de C.V.	Mexico
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings, Inc.	USA (Delaware)
Spectrum Brands Hrvatska d.o.o.	Croatia
Spectrum Brands Hungaria Kft	Hungary
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Japan KK	Japan
Spectrum Brands Lux II S.a.R.L.	Luxembourg

Spectrum Brands Lux III S.a.R.L.	Luxembourg
Spectrum Brands Lux IV S.a.R.L.	Luxembourg
Spectrum Brands Lux S.a.R.L.	Luxembourg
Spectrum Brands New Zealand Limited	New Zealand
Spectrum Brands Norway AS	Norway
Spectrum Brands Panama LLC	Panama
Spectrum Brands Pet Group Inc.	USA (Delaware)
Spectrum Brands del Peru S.A.C	Peru
Spectrum Brands Poland Sp.Z.o.o.	Poland
Spectrum Brands Portugal Unipessoal Lda.	Portugal
Spectrum Brands Real Estate B.V.	The Netherlands
Spectrum Brands Romania S.r.L.	Romania
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands Servicios, S.A. de C.V.	Mexico
Spectrum Brands Singapore Pte. Ltd.	Singapore
Spectrum Brands Slovakia spol. s r.o.	Slovakia
Spectrum Brands Spain, S.L.	Spain
Spectrum Brands, Trgovina, d.o.o.	Slovenia
Spectrum Brands, Inc.	USA (Delaware)
Spectrum China Business Trust	China
Spectrumcuador S.A.	Ecuador
SPB Sweden AB	Sweden
STP Products Manufacturing Company	USA (Delaware)
Tell Holdings Hong Kong Limited	Hong Kong
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
The Armor ALL/STP Products Company	USA (Delaware)
The Fair Manufacturing Company Limited	Cambodia
Tiefe GmbH	Germany
Toastmaster de Mexico S.A. de C.V.	Mexico
Tong Lung Metal Industry Co., Ltd.	Taiwan
Tong Lung Philippines Metal Industry Co., Inc.	The Philippines
United Industries Corporation	USA (Delaware)
Varta Consumer Batteries GmbH & Co. KGaA	Germany
Varta Limited	United Kingdom
Varta Pilleri Ticaret Limited Sirketi	Turkey
Viking Acquisitions S. de R.L. de C.V.	Mexico
Viking Acquisitions Servicios S de R.L. de C.V.	Mexico
Weiser Lock Mexico S de R.L. C.V.	Mexico